SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 8, 2012

FORRESTER RESEARCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21433	04-2797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

60 Acorn Park Drive

Cambridge, Massachusetts 02140

(Address of principal executive offices, including zip code)

(617) 613-6000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changes since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Annual Meeting of Stockholders of Forrester Research, Inc. (the “Company”) held on May 8, 2012 (the “Annual Meeting”), the stockholders approved an amendment of the Forrester Research, Inc. 2006 Equity Incentive Plan (the “Plan”) to amend the class of persons eligible to participate in the Plan to include non-employee directors and to move the 80,000 shares remaining in the Company’s 2006 Stock Option Plan for Directors into the Plan. As part of the amendment, the stockholders also reapproved the material performance criteria in the Plan.

Item 5.07.	Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the proposals listed below were submitted to a vote of the stockholders. The proposals are described in the Company’s definitive proxy statement for the Annual Meeting. Each of the proposals was approved by the stockholders pursuant to the voting results set forth below.

Proposal 1 – The election of two nominees to the Company’s Board of Directors as Class III Directors.

The two nominees named in the definitive proxy statement were elected to serve as directors until the 2015 annual meeting of stockholders. Information as to the vote on each director standing for election is provided below:

Nominee	For	Withheld	Broker Non-Votes

Robert M. Galford	18,739,178	2,629,636	588,099

Gretchen G. Teichgraeber	21,320,266	48,548	588,099

Proposal 2 – The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

The voting results were as follows:

For	Against	Abstaining	Broker Non-Votes

21,857,720	98,799	394	0

Proposal 3 – Approval by non-binding vote Forrester Research, Inc. executive compensation.

The voting results were as follows:

For	Against	Abstaining	Broker Non-Votes

20,375,812	80,250	912,752	588,099

Proposal 4 – Approval of an amendment to the Forrester Research, Inc. 2006 Equity Incentive Plan and related items.

The voting results were as follows:

For	Against	Abstaining	Broker Non-Votes

16,463,680	3,992,726	912,408	588,099

Item 9.01.	Financial Statements and Exhibits

9.01(d)      Exhibits

10.1	Form of Directors Restricted Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORRESTER RESEARCH, INC.

By	/s/ GAIL S. MANN
	Name:	Gail S. Mann
	Title:	Chief Legal Officer

Date: May 10, 2012